Exhibit 99.1

First M&F Corp. Reports Third Quarter 2006 Earnings

          KOSCIUSKO, Miss., Oct. 19 /PRNewswire-FirstCall/ -- First M&F Corp. (Nasdaq: FMFC) reported today that net income for the quarter ended September 30, 2006 was $3.665 million, or $.40 basic and diluted earnings per share, compared to $3.284 million, or $.37 basic and diluted earnings per share for the third quarter of 2005.  All per share data has been adjusted to reflect the Company’s 2 for 1 stock split effective May 15, 2006.

          For the third quarter of 2006 the annualized return on assets was .97%, while return on equity was 11.91%. Comparatively, the return on assets for the third quarter of 2005 was 1.08%, with a return on equity of 11.28%.  The return on assets for the second quarter of 2006 was .86%, while the return on equity was 10.75%.

          Net income for the nine months ended September 30, 2006 was $10.186 million, or $1.13 basic and $1.12 diluted earnings per share as compared to $9.527 million, or $1.06 basic and diluted earnings per share for the comparable period in 2005.

          ”I am pleased to report that the Company’s earnings for the third quarter showed a marked improvement over both the second quarter of 2006 and the third quarter of 2005.  In fact, our $0.40 (split adjusted) earnings per share represents a high point in EPS in the recent past,” said Hugh S. Potts, Jr., Chairman and Chief Executive Officer.  “With the help of our two recent bank acquisitions, we have grown our assets by 21% and deposits by almost 24% since the beginning of the year, creating a growing base from which to offer M&F banking to a broadening footprint in three states.  We also look forward to opening our first Florida branch in the 4th quarter of 2006 and the opportunities for growth in that market.  M&F is committed to building increasing value upon changeless values.  By doing so, all M&F constituencies will be well served.”

          Net Interest Income

          Net interest income for the third quarter of 2006 increased by 20.84% compared to the third quarter of 2005 and by .86% from the second quarter of 2006. Net interest margin was 4.09% for the third quarter of 2006, 4.05% for the second quarter of 2006, and 4.15% for the third quarter of 2005. Earning asset yields for the third quarter of 2006 improved to 7.19% from 6.94% in the second quarter of 2006 and 6.38% in the third quarter of 2005. The cost of funds for the third quarter of 2006 was 3.52% as compared to 3.26% for the second quarter of 2006 and 2.57% for the third quarter of 2005. The decrease in net interest margin from the third quarter of 2005 to the third quarter of 2006 was primarily due to interest-bearing liabilities repricing at a faster rate than earning assets. During the third quarter of 2006, average earning assets remained approximately constant as compared to the second quarter. Average loan balances for the same periods increased by 1.75%, thereby changing the earning asset mix enough to improve interest margin, while the net interest spread fell by .01% (one basis point). Another contributing factor to the improvement in margin from the second to third quarter in 2006 was the reduction in reliance on interest-bearing liabilities for funding of asset growth. The increase in net interest income by over 20% from the third quarter of 2005 was substantially influenced by the growth in assets in excess of 18% due to the two first-half acquisitions.

          Noninterest Income

          The significant contributors to the improvement of noninterest income for the third quarter of 2006 as compared to 2005 were deposit and mortgage revenues. The deposit revenue growth for the third quarter and year-to-date periods resulted from increased overdraft fee and debit card revenues. The increase in mortgage income for the third quarter of 2006 as compared to 2005 was driven by a $6.660 million increase in originations coupled with a 47 basis point decrease in mortgage rates during the third quarter of 2006 and a 38 basis point increase in mortgage rates during the third quarter of 2005. Agency commissions were dominated by property and casualty revenues which increased by $102.281 thousand in the third quarter of 2006 as compared to 2005, while revenues from annuity sales decreased for the same period.

          Noninterest Expense

          Noninterest expenses naturally increased as a result of the bank acquisitions in Alabama and Tennessee during 2006. Noninterest expenses stabilized during the third quarter of 2006 with only a $54 thousand increase from the second quarter. Noninterest expenses as a percentage of average assets were 3.29% during the third quarter of 2006 as compared to 3.27% during the third quarter of 2005. The increase in salaries and employee benefits from the third quarter 2005 to the third quarter 2006 was driven by acquisition- related as well as de novo expansion. The Company added 59.0 full-time equivalent employees with its Alabama acquisition in February and 12.5 full- time equivalent employees with its Tennessee acquisition in May. The Company also expanded with new branch locations in Madison County during April and in the Memphis metropolitan area during May. The Company has announced plans to expand its retail operations into the Florida panhandle which is expected to occur during the fourth quarter of 2006.

          Credit Quality

          Annualized net loan charge-offs as a percent of average loans for the third quarter of 2006 were .33% as compared to .13% for the second quarter of 2006 and .28% for the third quarter of 2005. Non-accrual and 90-day past due loans as a percent of total loans were .33% at September 30,2006 as compared to .30% at June 30, 2006 and .22% at September 30, 2005. The allowance for loan losses as a percentage of loans was 1.47% at September 30, 2006 as compared to 1.33% at December 31, 2005 and 1.34% at September 30, 2005.

          Balance Sheet

          Total assets grew by 21.16% during 2006 primarily as a result of acquisitions which increased assets by $228.873 million. The 2006 acquisitions added $110.225 million in loans and $165.410 million in deposits. Total equity grew by 6.14% during 2006. Equity as a percentage of total assets was 8.11% at September 30, 2006. The book value per share improved to $13.81 at September 30, 2006 from $13.06 at December 31, 2005. The closing market price per share at September 30 was $18.28.

          First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the Mid-South better by exceeding expectations everyday in 30 communities in Mississippi, Tennessee and Alabama.

          Caution Concerning Forward-Looking Statements

          This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation’s filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	September 30 2006	December 31 2005	September 30 2005

Cash and due from banks	51,462	56,398	47,124
Interest bearing bank balances	17,825	3,021	1,824
Federal funds sold	15,700	3,700	—
Securities available for sale (cost of $235,566, $186,242 and $189,492)	234,070	185,071	189,397
Loans held for sale	6,091	5,704	6,553
Loans	1,091,803	933,080	925,283
Allowance for loan losses	16,094	12,449	12,410
Net loans	1,075,709	920,631	912,873
Bank premises and equipment	39,263	28,922	28,459
Accrued interest receivable	10,874	9,101	8,158
Other real estate	4,090	3,042	3,228
Goodwill	33,957	16,348	16,348
Other intangible assets	4,963	358	372
Other assets	41,277	34,822	32,547
Total assets	1,535,281	1,267,118	1,246,883
Non-interest bearing deposits	191,180	164,189	147,952
Interest bearing deposits	1,013,098	809,482	802,197
Total deposits	1,204,278	973,671	950,149
Federal funds and repurchase agreements	10,062	18,062	35,160
Other borrowings	183,242	148,534	135,694
Junior subordinated debt	0	—	—
Accrued interest payable	4,645	2,717	2,222
Other liabilities	8,455	6,736	7,473
Total liabilities	1,410,682	1,149,720	1,130,698
Noncontrolling interest in subsidiaries	20	21	0
Common stock, 9,024,226, 8,990,318 and 8,984,318 shares issued & outstanding	45,121	44,952	44,922
Additional paid-in capital	29,784	29,391	29,131
Nonvested restricted stock awards	303	86	31
Retained earnings	52,158	45,531	43,709
Accumulated other comprehensive income	(2,787)	(2,583)	(1,608)
Total equity	124,579	117,377	116,185
Total liabilities & equity	1,535,281	1,267,118	1,246,883

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended September 30		Nine Months Ended September 30

	2006	2005	2006	2005

Interest and fees on loans	20,808	15,100	58,391	42,668
Interest on loans held for sale	129	94	330	360
Taxable investments	2,203	1,479	6,213	4,294
Tax exempt investments	493	505	1,460	1,526
Federal funds sold	66	7	496	179
Interest bearing bank balances	132	46	380	159
Total interest income	23,831	17,231	67,270	49,186
Interest on deposits	7,997	4,693	21,164	12,742
Interest on fed funds and repurchase agreements	90	244	259	552
Interest on other borrowings	1,830	1,193	5,377	3,179
Interest on subordinated debt	499	—	1,244	—
Total interest expense	10,416	6,130	28,044	16,473
Net interest income	13,415	11,101	39,226	32,713
Provision for possible loan losses	954	767	2,911	2,456
Net interest income after loan loss	12,461	10,334	36,315	30,257
Service charges on deposits	2,753	2,372	7,740	6,291
Mortgage banking income	522	197	947	583
Agency commission income	1,098	1,025	3,022	2,982
Fiduciary and brokerage income	141	115	470	352
Other income	821	757	2,241	2,378
Gains (losses) on AFS investments	—	—	(4)	—
Total noninterest income	5,335	4,466	14,416	12,586
Salaries and employee benefits	7,086	5,960	20,477	16,708
Net occupancy expense	908	654	2,466	1,857
Equipment expenses	802	635	2,323	1,898
Software and processing expenses	293	283	966	855
Intangible asset amortization	95	14	229	41
Other expenses	3,210	2,378	9,266	7,412
Total noninterest expense	12,394	9,924	35,727	28,771
Net income before taxes	5,402	4,876	15,004	14,072
Income taxes	1,734	1,588	4,808	4,539
Noncontrolling interest in earnings (losses) of subsidiaries, net of income taxes of $2, $3, $6 and $4	3	4	10	6
Net income	3,665	3,284	10,186	9,527
Weighted average shares (basic)	9,022,240	8,980,796	9,009,017	8,991,952
Weighted average shares (diluted)	9,075,602	8,982,568	9,056,732	9,010,132
Basic earnings per share	$0.40	$0.37	$1.13	$1.06
Diluted earnings per share	$0.40	$0.37	$1.12	$1.06
Return on assets (annualized)	0.97%	1.08%	0.92%	1.06%
Return on equity (annualized)	11.91%	11.28%	11.24%	11.03%
Efficiency ratio	64.98%	62.46%	65.45%	62.18%
Net interest margin (annualized, tax-equivalent)	4.09%	4.15%	4.08%	4.15%
Net charge-offs to average loans (annualized)	0.33%	0.28%	0.19%	0.26%
Nonaccrual and 90 day accruing loans to total loans	0.33%	0.22%	0.33%	0.22%

First M&F Corporation
Financial Highlights

	QTD Ended September 30 2006	QTD Ended June 30 2006	QTD Ended March 31 2006	QTD Ended December 31 2005

Per Common Share (diluted):
Net income	0.40	0.36	0.36	0.34
Cash dividends paid	0.13	0.13	0.13	0.13
Book value	13.81	13.36	13.21	13.06
Closing stock price	18.28	19.76	17.40	16.86
Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	166,964	175,333	161,216	151,599
Non-residential real estate	606,293	592,264	578,474	509,986
Residential real estate	225,321	217,602	220,115	201,086
Home equity loans	40,509	40,812	40,966	26,080
Consumer loans	46,665	48,510	50,048	41,457
Other loans	6,051	5,625	4,879	2,872
Total loans	1,091,803	1,080,146	1,055,698	933,080
Deposit Composition: (in thousands)
Noninterest-bearing deposits	191,180	197,328	192,517	164,189
NOW deposits	239,395	228,238	235,018	192,792
MMDA deposits	126,119	127,221	134,685	115,509
Savings deposits	96,001	96,702	98,422	82,512
Certificates of deposit under $100,000	293,472	291,968	266,194	224,461
Certificates of deposit $100,000 and over	227,941	228,232	209,256	173,374
Brokered certificates of deposit	30,170	35,029	30,903	20,834
Total deposits	1,204,278	1,204,718	1,166,995	973,671
Nonperforming Assets: (in thousands)
Nonaccrual loans	2,949	2,388	3,187	1,403
Accruing loans past due 90 days or more	621	921	1,030	510
Total nonperforming loans	3,570	3,309	4,217	1,913
Other real estate	4,090	4,932	3,951	3,042
Total nonperforming assets	7,660	8,241	8,168	4,955
Total nonperforming assets to assets ratio	0.50%	0.54%	0.55%	0.39%
Allowance For Loan Loss
Activity: (in thousands)
Beginning balance	16,047	15,182	12,449	12,410
Acquisitions	0	204	2,030	—
Provision for loan loss	954	1,004	953	690
Charge-offs	(1,103)	(623)	(424)	(866)
Recoveries	196	280	174	215
Ending balance	16,094	16,047	15,182	12,449

First M&F Corporation
Financial Highlights

Condensed Income Statements: (in thousands)	QTD Ended September 30 2006	QTD Ended June 30 2006	QTD Ended March 31 2006	QTD Ended December 31 2005

Interest income	23,831	22,972	20,467	18,486
Interest expense	10,416	9,672	7,956	6,711
Net interest income	13,415	13,300	12,511	11,775
Provision for loan losses	954	1,004	953	690
Noninterest revenues	5,335	4,798	4,283	3,815
Noninterest expenses	12,394	12,340	10,993	10,370
Net income before taxes	5,402	4,754	4,848	4,530
Income taxes	1,734	1,502	1,572	1,465
Noncontrolling interest	3	1	6	—
Net income	3,665	3,251	3,270	3,065
Tax-equivalent net interest income	13,738	13,613	12,823	12,089
Selected Average Balances: (in thousands)
Assets	1,506,955	1,510,849	1,386,278	1,251,128
Loans held for investment	1,083,451	1,064,858	994,364	934,368
Earning assets	1,343,967	1,342,905	1,247,151	1,135,701
Deposits	1,178,793	1,378,937	1,072,518	958,390
Equity	123,017	120,923	118,419	117,292
Selected Ratios:
Return on average assets (annualized)	0.97%	0.86%	0.94%	0.98%
Return on average equity (annualized)	11.91%	10.75%	11.05%	10.45%
Average equity to average assets	8.16%	8.00%	8.54%	9.37%
Net interest margin (annualized, tax-equivalent)	4.09%	4.05%	4.11%	4.26%
Efficiency ratio	64.98%	67.02%	64.26%	65.20%
Net charge-offs to average loans (annualized)	0.33%	0.13%	0.10%	0.28%
Nonaccrual and 90 day accruing loans to total loans	0.33%	0.30%	0.40%	0.20%
Price to book (x)	1.32	1.48	1.32	1.29
Price to earnings (x)	11.42	13.72	11.92	12.39

First M&F Corporation
Financial Highlights

Historical Earnings Trends:	(in thousands)	EPS (diluted)

3Q 2006	3,665	0.40
2Q 2006	3,251	0.36
1Q 2006	3,270	0.36
4Q 2005	3,065	0.34
3Q 2005	3,284	0.37
2Q 2005	3,045	0.34
1Q 2005	3,198	0.35
4Q 2004	2,640	0.29
3Q 2004	2,781	0.31
2Q 2004	2,753	0.30
1Q 2004	2,601	0.28

Revenue Statistics:	Revenues Per FTE (thousands)	Non- interest Revenues to Ttl. Revenues (percent)	Non- interest Revenues to Avg. Assets (percent)	Contri- bution Margin (percent)

3Q 2006	33.9	27.97%	1.42%	62.85%
2Q 2006	33.2	26.06%	1.27%	61.39%
1Q 2006	33.4	25.04%	1.24%	63.27%
4Q 2005	33.3	23.99%	1.22%	62.09%
3Q 2005	33.5	28.11%	1.47%	62.48%
2Q 2005	33.0	26.30%	1.34%	63.82%
1Q 2005	32.7	27.17%	1.40%	65.43%
4Q 2004	32.2	24.90%	1.28%	63.01%
3Q 2004	31.5	26.49%	1.39%	63.04%
2Q 2004	31.3	26.22%	1.35%	64.70%
1Q 2004	33.2	27.23%	1.44%	66.13%

Expense Statistics:	Non-interest Expense to Avg. Assets (percent)	Efficiency Ratio (percent)

3Q 2006	3.29%	64.98%
2Q 2006	3.27%	67.02%
1Q 2006	3.17%	64.26%
4Q 2005	3.32%	65.20%
3Q 2005	3.27%	62.46%
2Q 2005	3.23%	63.12%
1Q 2005	3.14%	60.94%
4Q 2004	3.39%	65.80%
3Q 2004	3.43%	65.41%
2Q 2004	3.26%	63.25%
1Q 2004	3.25%	61.47%

Contribution Margin:

(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:

Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs
annualized)

	QTD September, 2006		QTD September, 2005

	Average Balance	Yield/ Cost	Average Balance	Yield/ Cost

Interest bearing bank balances	8,550	6.19%	2,918	6.21%
Federal funds sold	4,562	5.71%	1,004	3.11%
Taxable investments (amortized cost)	188,752	4.67%	143,089	4.14%
Tax-exempt investments (amortized cost)	49,841	6.31%	50,316	6.40%
Loans held for sale	8,810	5.86%	5,623	6.71%
Loans held for investment	1,083,451	7.69%	897,510	6.74%
Total earning assets	1,343,966	7.19%	1,100,460	6.38%
Non-earning assets	162,989		114,331
Total average assets	1,506,955		1,214,791
NOW	209,144	1.64%	209,566	1.60%
MMDA	125,230	1.96%	129,180	1.51%
Savings	96,087	2.34%	83,183	1.89%
Certificates of Deposit	560,150	4.26%	391,265	3.04%
Short-term borrowings	7,500	4.79%	23,286	4.18%
Other borrowings	185,541	5.02%	117,143	4.08%
Total interest bearing liabilities	1,183,652	3.52%	953,623	2.57%
Non-interest bearing deposits	188,182		136,251
Non-interest bearing liabilities	12,104		8,473
Capital	123,017		116,444
Total average liabilities and equity	1,506,955		1,214,791
Net interest spread		3.67%		3.81%
Effect of non-interest bearing deposits		0.48%		0.32%
Effect of leverage		-0.06%		0.02%
Net interest margin, tax- equivalent		4.09%		4.15%
Less tax equivalent adjustment:
Investments		0.09%		0.10%
Loans		0.01%		0.01%
Reported book net interest margin		3.99%		4.04%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs
annualized)

	YTD September, 2006		YTD September, 2005

	Average Balance	Yield/ Cost	Average Balance	Yield/ Cost

Interest bearing bank balances	9,206	5.50%	5,311	3.98%
Federal funds sold	14,992	4.41%	9,598	2.49%
Taxable investments (amortized cost)	181,181	4.57%	139,454	4.11%
Tax-exempt investments (amortized cost)	49,808	6.23%	50,471	6.43%
Loans held for sale	8,623	5.09%	10,006	4.80%
Loans held for investment	1,047,884	7.44%	867,336	6.57%
Total earning assets	1,311,694	6.93%	1,082,176	6.18%
Non-earning assets	156,775		112,700
Total average assets	1,468,469		1,194,876
NOW	220,344	1.59%	210,470	1.44%
MMDA	126,383	1.75%	126,535	1.25%
Savings	94,584	2.15%	84,915	1.73%
Certificates of Deposit	518,760	3.95%	388,047	2.81%
Short-term borrowings	7,334	4.71%	18,118	4.06%
Other borrowings	183,746	4.80%	107,847	3.93%
Total interest bearing liabilities	1,151,151	3.25%	935,932	2.35%
Non-interest bearing deposits	185,646		136,173
Non-interest bearing liabilities	10,869		7,577
Capital	120,803		115,194
Total average liabilities and equity	1,468,469		1,194,876
Net interest spread		3.68%		3.83%
Effect of non-interest bearing deposits		0.45%		0.30%
Effect of leverage		-0.05%		0.02%
Net interest margin, tax- equivalent		4.08%		4.15%
Less tax equivalent adjustment:
Investments		0.08%		0.11%
Loans		0.01%		0.01%
Reported book net interest margin		3.99%		4.03%

SOURCE  First M&F Corporation
          -0-                                                  10/19/2006
          /CONTACT:  John G. Copeland, EVP & Chief Financial Officer of First M&F Corporation, +1-662-289-8594/
          /Web site:  http://www.mfbank.com /